SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes or Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                           BANCORP RHODE ISLAND, INC.
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             (Exact name of registrant as specified in its charter)

          Rhode Island                                 05-0509802
    ------------------------                       ---------------------------
    (State of Incorporation                           (I.R.S. Employer
     or organization)                                  Identification No.)

          One Turks Head Place
          Providence, RI                               02903
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          (Address of principal                       (Zip Code)
           executive offices)

       Securities to be registered pursuant to Section 12 (b) of the Act:

                                                   Name of each exchange
         Title of each class                       on which each class is
         to be so registered                       to be registered


Common Stock (par value $0.01 per share)          The Nasdaq Stock Market
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Securities to be registered pursuant to Section 12(g) of the Act:


                                (Title of class)
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                                (Title of class)
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Item 1.           Description of Registrant's Securities to be Registered.

         A description of the registrant's common stock is set forth under the caption "Authorized and Outstanding Stock" in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Bank Rhode Island and Bancorp Rhode Island, Inc. (File No. 333-33182), filed with the Commission on March 23, 2000 (the "Registration Statement"), and is incorporated herein by reference.

Item 2.           Exhibits.

         See Exhibits 3.1, 3.2, 4.1, 10.6,  10.7,  10.8 and 10.9 filed, or to be filed, as part of the Registration Statement and incorporated herein by reference.

                                    Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            Bancorp Rhode Island, Inc.


                                            By: /s/ Albert R. Rietheimer
                                                ------------------------
                                                    Albert R. Rietheimer
                                                    Chief Financial Officer




Date: September 6, 2000